Exhibit 99.3

An amended and restated final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces of Canada. The amended and restated final base shelf prospectus, any applicable shelf prospectus supplement and any amendment to the documents are accessible through SEDAR+. Copies of the documents may be obtained from Citigroup Global Markets Inc. by calling 1-800-831-9146 or by emailing prospectus@citi.com or from Wells Fargo Securities, LLC by calling 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the amended and restated final base shelf prospectus, any applicable shelf prospectus supplement and any amendment to the documents for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

BROOKFIELD ASSET MANAGEMENT LTD.

US$750,000,000 5.795% NOTES DUE 2035

FINAL TERM SHEET

April 22, 2025

Issuer:	Brookfield Asset Management Ltd.

Security:	5.795% Senior Unsecured Notes due April 24, 2035 (the “Notes”)

Format:	SEC registered

Size:	US$750,000,000

Trade Date:	April 22, 2025

Expected Settlement Date:	April 24, 2025 (T+2)

Maturity Date:	April 24, 2035

Coupon:	5.795%

Interest Payment Dates:	April 24 and October 24, commencing October 24, 2025

Price to Public:	100.000%

Benchmark Treasury:

[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of National Instrument 44-102 – Shelf Distributions (“NI 44-102”).]

Benchmark Treasury Price & Yield:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of NI 44-102.]

Spread to Benchmark Treasury:	[The Spread to Benchmark Treasury, and any disclosure relating to the Spread to Benchmark Treasury, has been removed in accordance with subsection 9A.3(4) of NI 44-102.]

Yield:	5.795%

Denominations:	Initial denominations of US$2,000 and subsequent multiples of US$1,000

Covenants:	Change of control (put @ 101%) Negative pledge Consolidation, merger, amalgamation and sale of substantially all assets

Optional Redemption Provisions:

Make-Whole Call:	Prior to January 24, 2035 (three months prior to maturity), treasury rate plus 25 basis points

Par Call:	At any time on or after January 24, 2035 (three months prior to maturity), at 100% of the principal amount of the Notes to be redeemed

Use of Proceeds:	The net proceeds from the sale of the Notes will be used for general corporate purposes

CUSIP / ISIN:	113004 AA3 / US113004AA39

Joint Book-Running Managers[1]:	Citigroup Global Markets Inc. Wells Fargo Securities, LLC Mizuho Securities USA LLC SMBC Nikko Securities America, Inc.

Co-Managers:	BMO Capital Markets Corp. BNP Paribas Securities Corp. Brookfield Securities LLC CIBC World Markets Corp. RBC Capital Markets, LLC Scotia Capital (USA) Inc. TD Securities (USA) LLC

[1]	This offering will be made in Canada by Citigroup Global Markets Canada Inc., a broker-dealer affiliate of Citigroup Global Markets Inc.

Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially will settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

The Notes will be issued under a first supplemental indenture to be dated as of the date of the issuance of the Notes (the “First Supplemental Indenture”) to a base indenture to be dated as of the date of the issuance of the Notes (the “Base Indenture”) (together with the First Supplemental Indenture, the “Indenture”), among Brookfield Asset Management Ltd., Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee. The foregoing is a summary of certain of the material attributes and characteristics of the Notes, which does not purport to be complete and is qualified in its entirety by reference to the Indenture.

No PRIIPs or UK PRIIPs key information document (KID) has been prepared as European Economic Area or UK retail investors are not targeted.

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